EXHIBIT 21.1


               GLOBAL MARINE INC. AND SUBSIDIARIES
                       AS OF MARCH 7, 2000

                                         STATE OR OTHER      PERCENT OF VOTING
                                         JURISDICTION OF     STOCK OWNED BY
NAME OF COMPANY                          INCORPORATION       IMMEDIATE PARENT

Global Marine Inc.                          Delaware                 -
   Applied Drilling Technology Inc.         Texas                   100%
   Arctic Systems Ltd.                      Canada                  100%
   Campeche Drilling Services Inc.          Delaware                100%
   Challenger Minerals Inc.                 California              100%
   Global Marine Arctic Ltd.                Canada                  100%
   Global Marine Drilling Company           California              100%
      Global Dolphin Drilling Company       India                    40%
         Private Limited
      Global Marine Caribbean, Inc.         California              100%
      Global Marine Development Inc.        California              100%
      Global Marine do Brasil
         Perfuracoes Ltda.                  Brazil                   50%  (1)
      Global Marine Leasing Corporation     Bahamas                 100%
         Global Marine C. R. Luigs
            Limited                         England                 100%
      Global Marine Holdings ApS            Denmark                 100%
         Global Marine Drilling Norway AS   Norway                  100%
         Global Marine Drilling Adriatic AS Norway                  100%
         Global Marine Drilling Services AS Norway                  100%
   Global Marine Baltic Inc.                Delaware                100%
      Global Marine International
         Drilling Corporation               Bahamas                 85.1% (2)
         Global Marine Denmark Holdings ApS Denmark                  100%
            Global Marine Norway AS         Norway                   100%
            Global Marine B.V.              The Netherlands          100%
              Glomar International (Canada) Nova Scotia              100%
                Drilling Company
         Global Marine Denmark ApS          Denmark                  100%
         Global Marine North Sea Limited    Bahamas                  100%
         Global Marine Overseas Limited     Bahamas                  100%
              Global Marine West Africa     Bahamas                  100%
                Drilling Company Limited
         Global Marine South America LLC    Delaware                 100%
         Global Marine U.K. Limited         Scotland                 100%
         Global Offshore Drilling Limited   Nigeria                   60%
   Global Marine Capital Investments Inc.   Delaware                 100%
      Global Marine Beaufort Sea Inc.       Delaware                 100%
   Global Marine Corporate Services Inc.    California               100%
   Global Marine de Venezuela Inc.          Delaware                 100%
   Global Marine Drilling (Malaysia)
      Sdn. Bhd.                             Malaysia                 100%
   Global Marine Integrated Services -
      International Inc.                    Delaware                 100%
   Intermarine Services Inc.                Texas                    100%
   Turnkey Ventures de Mexico Inc.          Delaware                 100%

___________________________

(1) The remaining 50% of the voting stock is owned directly by Global Marine Inc.
(2) The remaining 14.9% of the voting stock is owned by Global
    Marine Drilling Company.